            [LETTERHEAD OF Rosenberg Rich Baker Berman & Company]


INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Amendment to the Registration Statement on Form S-1 of our report dated October 13, 1997, relating to the financial statements of Conolog Cororation, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                /s/ Rosenberg Rich Baker Berman & Co.

Maplewood, New Jersey
November 21, 1997